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As filed with the Securities and Exchange Commission on August 4, 2003

Registration No. 333-

 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
Corporate Office Properties Trust
(Exact name of registrant as specified in its charter)

Maryland	23-2947217
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

8815 Centre Park Drive, Suite 400
Columbia, MD 21045
(410) 730-9092
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Clay W. Hamlin
Chief Executive Officer
Corporate Office Properties Trust
8815 Centre Park Drive, Suite 400
Columbia, MD 21045
(410) 730-9092
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:

John H. Gurley, Esquire	Alan Singer, Esquire
Senior Vice President, Secretary and	Morgan, Lewis & Bockius LLP
General Counsel	1701 Market Street
Corporate Office Properties Trust	Philadelphia, Pennsylvania 19103
8815 Centre Park Drive, Suite 400	(215) 963-5000
Columbia, MD 21045
(410)-730-9092

Approximate date of commencement of the proposed sale to the public:
From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☒ 333-71807

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box:    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Preferred Shares of Beneficial Interest, $0.01 par value	$9,952,994	$804.96

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

Incorporation By Reference of Registration Statement on Form S-3, File No. 333-71807.

        The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3, as amended (File No. 333-71807), filed with the Securities and Exchange Commission, and declared effective on or about November 14, 2000, by the Securities and Exchange Commission, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-71807 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except the following which are filed herewith.

Exhibit Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP, with respect to the legality of the shares being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 pursuant to Rule 462(b) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 4th day of August, 2003.

CORPORATE OFFICE PROPERTIES TRUST
By:	RANDALL M. GRIFFIN Randall M. Griffin President and Chief Operating Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jay H. Shidler	Chairman of the Board of Trustees	August 4, 2003
* Clay W. Hamlin	Chief Executive Officer and Trustee	August 4, 2003
RANDALL M. GRIFFIN Randall M. Griffin	President and Chief Operating Officer (Principal Executive Officer)	August 4, 2003
ROGER A. WAESCHE, JR. Roger A. Waesche, Jr.	Senior Vice President and Chief Financial Officer (Chief Accounting and Financial Officer)	August 4, 2003
* Betsy Z. Cohen	Trustee	August 4, 2003
* Kenneth D. Wethe	Trustee	August 4, 2003
* Robert L. Denton	Trustee	August 4, 2003
* Kenneth S. Sweet, Jr.	Trustee	August 4, 2003
* Thomas F. Brady	Trustee	August 4, 2003
* Steven D. Kesler	Trustee	August 4, 2003
*	RANDALL M. GRIFFIN Signed as attorney-in-fact

3

Exhibit Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP, with respect to the legality of the shares being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES